Exhibit 10.38

LOAN AGREEMENT

THIS LOAN AGREEMENT, dated as of October 9, 2013, is entered into by and between FUND X LLC, a Florida Limited Liability Company with principal business address at 3732 SW 30 Avenue, Suite 204, Fort Lauderdale, FL 33312 (the “Lender”), and AMERI FINANCE, INC, a Florida corporation with principal business address at 6100 Hollywood Blvd, Suite 207, Hollywood, FL 33024 (the “Borrower”).

WHEREAS, the Borrower desires to borrow money from the Lender, and

WHEREAS, the Lender is willing to lend money to the Borrower (“Loan”), and

NOW THEREFORE, in consideration of the premises, and the mutual covenants and agreements set forth herein, the Borrower agrees to borrow money from the Lender, and the Lender agrees to lend money to the Borrower, subject to and upon the following terms and conditions:

AGREEMENT:

Section 1. Definitions

1.1	Defined Terms. For the purposes of this Agreement, the following capitalized words and phrases shall have the meanings set forth below.

(1)	“Loan” shall mean commercial loan provided by the Lender to the Borrower for purposes of financing pre-owned car purchases by qualified car buyers.

(2)	“Loan Amount” shall mean direct cash amount identified in Section 2.1(1) below and transferred by the Lender to the Borrower under this Agreement.

(3)	“Loan Date” shall mean the date on which the amount identified in Section 2.1 below is accounted by the Borrower’s bank account in the United States.

(4)	“Affiliate” of any person or entity shall mean (a) any other person or entity which, directly or indirectly, controls or is controlled by or is under common control with such person or entity, (b) any officer or director of such entity, and (c) with respect to the Lender, any entity administered or managed by the Lender, or an Affiliate or investment advisor thereof and which is engaged in making, purchasing, holding or otherwise investing in commercial loans. A person or entity shall be deemed to be “controlled by” any other person or entity if such person or entity possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such person or entity whether by contract, ownership of voting securities, membership interests or otherwise.

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(5)	“Term” shall mean a period specified in Section 2.1(2) below.

(6)	“Collateral” shall mean the assets of the Borrower (i.e. the cars a purchase of which the Borrower finances using proceeds from this Loan).

(7)	“Early Withdrawal Fee” shall mean a fee charged by the Borrower to the Lender in the case of earlier termination of the Term.

(8)	“Bankruptcy Code” shall mean the United States Bankruptcy Code, as now existing or hereafter amended.

(9)	“Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday on which Lenders are authorized or required to be closed for the conduct of commercial lending business in Miami, Florida.

(10)	“Confidential Information” shall mean all information provided by the Borrower or any of its Affiliates to the Lender including, without limitation, any and all financial information prepared on a pro forma basis, but excluding all information that is available to the Lender on a non-confidential basis prior to disclosure by the Borrower or any of its Affiliates or from any other natural or legal person on behalf of the Borrower.

(11)	“Control Group” shall mean (a) the Current Ownership over the Borrower; (b) spouses (including surviving spouses), lineal descendants and spouses (including surviving spouses) of lineal descendents of Current Ownership; (c) the estates or legal representatives of the natural or legal persons named in clauses (a) or (b); (d) any trust, custodianship or other fiduciary arrangement in respect of which one or more members of Current Ownership (i) are the principal beneficiaries and (ii) constitute a majority of the trustees, custodians or other fiduciaries with voting power over such trust, custodianship or other fiduciary arrangement; and (e) a voting trust, a majority of whose trustee(s) is (are) member(s) of the Current Ownership, if a majority of the holders of voting trust certificates are members of the Current Ownership. For purposes of this definition, “lineal descendents” shall include adopted persons who are twelve years of age or under at the time of adoption.

(12)	“Current Ownership” shall mean the Person or Persons who, as of the date of this Agreement, collectively own and control, directly or indirectly, legally and beneficially, at least 50% of the outstanding Capital Securities of the Borrower having voting rights in the election of directors in normal circumstances.

(13)	“Debt” shall mean, as to any Person, without duplication, (a) all indebtedness of such Person; (b) all borrowed money of such Person (including principal, interest, fees and charges), whether or not evidenced by bonds, debentures, notes or similar instruments; (c) all obligations to pay the deferred purchase price of property or services; (d) all obligations, contingent or otherwise, with respect to the maximum face amount of all letters of credit (whether or not drawn), Lenders’ acceptances and similar obligations issued for the account of such Person, and all unpaid drawings in respect of Lenders’ acceptances and similar obligations; (e) all indebtedness secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (provided, however, if such Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the fair market value of the property subject to such Lien at the time of determination); (f) the aggregate amount of all Capitalized Lease Obligations of such Person; (g) all Contingent Liabilities of such Person, whether or not reflected on its balance sheet; (h) all Hedging Obligations of such Person; (i) all Debt of any partnership of which such Person is a general partner; and (j) all monetary obligations of such Person under (i) a so-called synthetic, off-balance sheet or tax retention lease, or (ii) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or Bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment). Notwithstanding the foregoing, Debt shall not include trade payables and accrued expenses incurred by such Person in accordance with customary practices and in the ordinary course of business of such Person.

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(14)	“GAAP” shall mean generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination, provided, however, that interim financial statements or reports shall be deemed in compliance with GAAP despite the absence of footnotes and fiscal year-end adjustments as required by GAAP.

(15)	“Indemnified Party” and “Indemnified Parties” shall mean, respectively, each of the Lender and any of the Lender’s representatives, Affiliate or Subsidiary of the Lender, and each of their respective officers, directors, employees, attorneys and agents, and all of such parties and entities.

(16)	“Interest Rate” shall mean a per annum rate of interest equal to Twelve and one-half (12.5%) per annum payable quarterly within 30 business days after end of each calendar quarter, with first such calendar quarter ending on December 31, 2013.

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(17)	“Interest Period” shall mean actual successive quarterly periods, beginning and ending on the dates revolving by each fiscal quarter, with first such quarter starting on January 1 and ending on March 31 of each year.

(18)	“Liabilities” shall mean all liabilities of the Borrower that would be shown as such on a balance sheet of the Borrower prepared in accordance with GAAP.

(19)	“Obligations” shall mean the Loan plus all interest accrued thereon (including interest which would be payable as post-petition in connection with any Bankruptcy or similar proceeding, whether or not permitted as a claim thereunder), any fees due the Lender hereunder, any expenses incurred by the Lender hereunder and any and all other liabilities and obligations of the Borrower to the Lender whether under this Agreement.

(20)	“Permitted Liens” shall mean (a) liens for taxes, assessments or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves in accordance with GAAP and in respect of which no lien has been filed; (c) liens and security interests granted from time to time in favor of the Lender; (d) purchase money liens on equipment securing Liabilities permitted under this Agreement; and (e) liens arising in the ordinary course of business (such as (i) liens of carriers, warehousemen, mechanics and materialmen and other similar liens imposed by law, and (ii) liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any advances or borrowed money or the deferred purchase price of property or services, which do not in the aggregate materially detract from the value of the property or assets of the Borrower or materially impair the use thereof in the operation of the Borrower’s business and, in each case, for which it maintains adequate reserves in accordance with GAAP and in respect of which no lien has been filed.

(21)	“Person” shall means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

1.2	Accounting Terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with GAAP. Calculations and determinations of financial and accounting terms used and not otherwise specifically defined hereunder and the preparation of financial statements to be furnished to the Lender pursuant hereto shall be made and prepared, both as to classification of items and as to amount, in accordance with sound accounting practices and GAAP as used in the preparation of the financial statements of the Borrower on the date of this Agreement. If any changes in accounting principles or practices from those used in the preparation of the financial statements are hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successor thereto or agencies with similar functions), which results in a material change in the method of accounting in the financial statements required to be furnished to the Lender hereunder or in the calculation of financial covenants, standards or terms contained in this Agreement, the parties hereto agree to enter into good faith negotiations to amend such provisions so as equitably to reflect such changes to the end that the criteria for evaluating the financial condition and performance of the Borrower will be the same after such changes as they were before such changes; and if the parties fail to agree on the amendment of such provisions, the Borrower will furnish financial statements in accordance with such changes, but shall provide calculations, which are reviewed and certified by the Borrower’s accountants, for all financial covenants, shall perform all financial covenants and shall otherwise observe all financial standards and terms in accordance with applicable accounting principles and practices in effect immediately prior to such changes. Calculations with respect to financial covenants required to be stated in accordance with applicable accounting principles and practices in effect immediately prior to such changes shall be reviewed and certified by the Borrower’s accountants.

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1.3	Other Interpretive Provisions:

(1)	The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. Whenever the context so requires, the neuter gender includes the masculine and feminine, the single number includes the plural, and vice versa, and in particular the word “Borrower” shall be so construed.

(2)	Section and Schedule references are to this Agreement unless otherwise specified. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(3)	The term “including” is not limiting, and means “including, without limitation”.

(4)	In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including”.

(5)	Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement and other Loan Documents) shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

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1.4 Lending Relationship. The relationship hereby created between the Borrower and the Lender is and has been conducted on an open and arm’s length basis in which a fiduciary relationship exists between the Lender’s and the Borrower’s officers, and that the Lender and the Borrower has relied and are relying on such fiduciary relationship in executing this Agreement and in consummating the Loan.

Section 2. Commitment of the Lender

2.1	Commitments. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower set forth herein:

(1)	The Lender agrees to provide the Borrower with the Loan in the amount of Fifty Thousand U.S. Dollars for the purposes of servicing commercial loans to qualified buyers of pre-owned cars, in which said cars shall serve as the Collateral for the Loan appropriated and managed by the Borrower on behalf of the Lender. The Borrower shall not divert the loan proceeds for any purposes other than stated above in this Section 2.1(1), including but not limited to investing the loan proceeds in stock or any other securities, projects, and investment instruments, or in projects forbidden or unauthorized by any laws, regulations, regulatory rules and policies, or in any other projects, without the Lender’s written consent.

(2)	The Lender agrees to provide the Loan to the Borrower starting from October 10, 2013 and ending on December 31, 2018. Notwithstanding of the above, the Lender shall have the right of early withdrawal of the Loan by providing written Notice of Withdrawal to the Borrower ninety (90) days prior to withdrawal. In case of the early withdrawal, there shall be no Early Withdrawal Fee charged to the Lender.

(3)	The Lender hereby grants to the Borrower the right to sub-loan the Loan for the purpose of financing the sales of pre-owned motor vehicles at the interest rates the Borrower sees fits at its own discretion.

2.2	Borrowing. No additional notice shall be required from the Borrower to the Lender in order for the Lender to initiate the Loan under this Agreement.

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2.3	Payment. The Loan shall be paid to the Borrower by the Lender in the immediately available funds in the amount of US$50,000.00 remitted on or before 3:00 pm of October 9, 2013 U.S. Standard Eastern Time. The amount of the Loan under this Agreement shall be, absent manifest error, constituting in aggregate the prima facie evidence of the principal amount of the Loan issued to the Borrower, provided, however, the failure to record any such amount or any error in recording such amount shall not limit or otherwise affect the obligations of the Borrower under this Agreement to repay the principal amount of the Loan with all interest accruing thereon. The interest payments shall be remitted to the Lender in the immediately available funds within five business days after the end of each 90-day period of the Term. All payments by the Borrower to the Lender shall be made in accordance with the Lender’s customary accounting practices as in effect at the time of payment.

Section 3. Commitment of the Borrower

3.1 Borrower Organization and Name. The Borrower is duly organized, existing and in good standing, with full and adequate power to carry on and conduct its business as presently conducted.

The Borrower is duly licensed or qualified in all jurisdictions wherein the nature of its activities requires such qualification or licensing. The exact legal name of the Borrower is as set forth in the first paragraph of this Agreement.

3.2 Authorization. The Borrower and its officer executing this Agreement have full right, power and authority to enter into this Agreement, to make the borrowings and execute and accept the Loan as provided herein and to perform all of its duties and obligations under this Agreement. The execution and delivery of this Agreement and the other Loan Documents will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or of the Borrower’s organizational documents, nor require any consent, approval, authorization, or filings with, notice to or other act by or in respect of, any governmental authority or any other party (other than any consent or approval which has been obtained and is in full force and effect). All necessary and appropriate action has been taken on the part of the Borrower to authorize the execution and delivery of this Agreement and the Loan Documents.

3.3 Validity and Binding Nature. This Agreement and the other Loan Documents are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, subject to Bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

3.4 Ownership of Properties; Liens. The Borrower owns or has other rights in all of its tangible inventory properties free and clear of all law suites, charges and claims.

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3.5 Equity Ownership. All issued and outstanding Capital Securities of the Borrower are duly authorized and validly issued, fully paid by the corporate officers executing this Agreement, non-assessable, and such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The Control Group owns and controls the Borrower.

3.6 Event of Default. No Event of Default or Unmatured Event of Default exists or would result from the incurrence by the Borrower of any of the Obligations hereunder, and the Borrower is not in default (without regard to grace or cure periods) under any other contract or agreement to which it is a party that would have a Material Adverse Effect on the Loan.

3.7 Solvency. As of the date hereof, and immediately prior to and after giving effect to the Borrower undertaking any Obligation hereunder, (a) the fair value of the Borrower’s assets is greater than the amount of its liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated as required under the Section 548 of the United States Bankruptcy Code, (b) the present fair saleable value of the Borrower’s assets is not less than the amount that will be required to pay the probable liability on its debts as they become absolute and matured, (c) the Borrower is able to realize upon its assets and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) the Borrower does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, and (e) the Borrower is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute unreasonably small capital.

3.8 ERISA Obligations. There is no Employee Plan of the Borrower under the Employee Retirement Income Security Act of 1974 (“ERISA”) and no liabilities under ERISA exist of the part of the Borrower as of the Effective Date of this Agreement.

3.9 Labor Relations. Except as could not reasonably be expected to have a Material Adverse Effect, (i) there are no strikes, lockouts or other labor disputes against the Borrower or, to the best knowledge of the Borrower, threatened, (ii) hours worked by and payment made to employees of the Borrower have not been in violation of the Fair Labor Standards Act or any other applicable law, and (ii) no unfair labor practice complaint is pending against the Borrower or, to the best knowledge of the Borrower, threatened before any governmental authority.

3.10 Taxes. The Borrower has timely filed all tax returns and reports required by law to have been filed by it and has paid all taxes, governmental charges and assessments due and payable with respect to such returns, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books, are insured against or bonded over to the satisfaction of the Lender and the contesting of such payment does not create a lien on property of the Borrower which is not a Permitted Lien or that could not otherwise be reasonably expected to have a material Adverse Effect. There is no controversy or objection pending or threatened in respect of any tax returns of the Borrower. The Borrower has made adequate reserves on its books and records in accordance with GAAP for all taxes that have accrued but which are not yet due and payable.

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3.11 Compliance with Regulation U. No portion of the Loan proceeds will be used by the Borrower, either directly or indirectly, for the purpose of purchasing or carrying any margin stock, within the meaning of Regulation U as adopted by the Board of Governors of the Federal Reserve System or any successor thereto.

3.12 Place of Business. The principal place of business and books and records of the Borrower is set forth in the preamble to this Agreement and the Borrower shall promptly notify the Lender of any change in such location.

3.13 Borrower Existence. The Borrower shall at all times preserve and maintain its (a) existence and good standing in the jurisdiction of its organization, and (b) qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect), and shall at all times continue as a going concern in the business which the Borrower is presently conducting.

3.14 Assets Maintenance. The Borrower shall at all times maintain, preserve and keep its assets and properties in good working order and condition, normal wear and tear excepted. The Borrower shall permit the Lender, if necessary, to examine and inspect its books in respect to the assets and properties and equipment at all reasonable times.

3.15 Payments. The Borrower will remit payments to the Lender in accordance with Section 1.1(16) above and Section 4 below. The Borrower shall be solely responsible, financially and otherwise, for collecting the interest payments on all of its sub-loans and promptly remitting payments of interest to the Lender. The Borrower shall repay the Loan in full, with all occurred and unpaid Interest, on or before the Maturity Date without any notice from the Lender.

3.16 Personal Guarantees. If Borrower becomes insolvent or generally fails to pay off the Loan, or becomes unable to remit payments as they become due, or refuses to remit any payment as it becomes due; the officers of the Borrower shall undertake personal liability for the repayment of the Loan and the Interest in due manner in accordance with the terms of this Agreement.

3.17 Payment of Liabilities. The Borrower shall pay, and cause any of its Affiliates to pay, and discharge, before penalties accrue thereon, all property and other taxes, and all governmental charges or levies against it, as well as claims of any kind which, if unpaid, could become a lien on any of its property; provided that the foregoing shall not require the Borrower or any of its Affiliates to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP.

3.18 Preference. Reserved.

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Section 4. Interest and Interest Rates.

4.1 Simple Interest Rate. Except as otherwise provided in Section 4.2, the Loan shall bear simple interest at a rate of Twelve and one half (12.5%) per annum from time in effect. This Loan is the interest-only Loan.

4.2 Interest Payment Dates. Accrued and unpaid interest on the unpaid principal balance of the Loan shall be due and payable within thirty business days from the end of each fiscal quarter lapsing from the Loan date, with first such fiscal quarter ending on December 31, 2013.

4.3 Computations. Except as otherwise set forth herein, all interest and fees shall be calculated on the basis of a year consisting of 360 days and shall be paid for the actual number of days elapsed. Principal payments submitted in funds not immediately available shall continue to bear interest until collected.

Section 5. Liabilities for Breach of the Contract,

5.1 Violation of Loan Purpose. If the Borrower uses the Loan for any purpose other than that stipulated in this Contract, it shall assume all the risks and liabilities incurred thereby with respect to repayment the Loan, and shall automatically use its assets as Collateral, and the Lender shall be entitled to stop the Loan, collect all or part of the extended Loan and calculate and collect the interest on the Loan, and no early withdrawal fee shall occur to the Lender. The corporate officers of the Borrower hereby issue their personal guarantees to the Lender for repayment of the Loan plus all accrued interest in full.

5.2 Early Repayment. If the Borrower elects to repay the Loan prior to expiration of the Term of this Agreement, the Borrower shall notify the Lender by submission of written Notice of Early Repayment ninety days prior to date of such early repayment.

5.3 Failure To Repay. If the Borrower fails to repay the Loan on the Maturity Date agreed in this Agreement (the “Failure To Repay”), the Lender shall be entitled to require the immediate repayment of the Loan in full, including the Interest thereof. The relationship created between the Borrower and the Lender in respect to this Loan is based on a fiduciary relationship between the Lender’s and the Borrower’s officers; therefore, the Lender and the Borrower hereby warrant the resolution of the Failure To Repay, if required and necessary, in good faith and by a mutual effort. Furthermore, the Lender and the Borrower hereby agree to negotiate the provisions under which the Failure To Repay shall be treated, and amend this Section accordingly in writing within 180 days lapsing from the effective date of this Agreement.

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Section 6. Remedies.

6.1 Lender Rights and Remedies. Upon the occurrence of an Event of Default, the Lender shall, as a secured party under the UCC or as otherwise provided at law or in equity, have all rights, powers and remedies set forth herein relating to any of the Obligations of the Borrower. Without limiting the generality of the foregoing, the Lender may, at its option upon the occurrence of an Event of Default, demand the Loan Amount plus all accrued Interest to be immediately due and payable.

6.2 No Waiver. No Event of Default shall be waived by the Lender except in writing. No failure or delay on the part of the Lender in exercising any right, power or remedy hereunder shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. There shall be no obligation on the part of the Lender to exercise any remedy available to the Lender in any order. The remedies provided for herein are cumulative and not exclusive of any remedies provided at law or in equity. The Borrower agrees that in the event that the Borrower fails to perform, observe or discharge any of its Obligations or liabilities under this Agreement, no remedy of law will provide adequate relief to the Lender, and further agrees that the Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

Section 7. Miscellaneous.

7.1 Entire Agreement. This Agreement shall (i) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof; and (ii) are the final expression of the intentions of the Borrower and the Lender. No promises, either expressed or implied, exist between the Borrower and the Lender, unless contained herein or therein. This Agreement shall supersede all negotiations, representations, warranties, commitments, term sheets, discussions, negotiations, offers and documents of any kind and nature (whether oral or written) prior to or contemporaneous with the execution hereof with respect to any matter, directly or indirectly related to the terms of this Agreement.

7.2 Amendments. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall in any event be effective unless the same shall be in writing and acknowledged by the Lender, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

7.3 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF FLORIDA.. THE PARTIES HEREBY EXPRESSLY AND IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF FLORIDA SITTING IN THE COUNTY OF BROWARD. THE PARTIES FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF FLORIDA. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

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7.4 Waiver of Jury Trial. THE LENDER AND THE BORROWER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT, ANY OF THE OTHER OBLIGATIONS, THE COLLATERAL, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH THE LENDER AND THE BORROWER ARE ADVERSE PARTIES, AND EACH AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO THE BORROWER.

7.4 Assignability. The Lender may at any time assign the Lender’s rights in this Agreement or any part thereof and transfer the Lender’s rights without any consent of the Borrower. In addition, the Lender may at any time sell one or more participations in the Loans. The Borrower may sell or assign this Agreement or any portion thereof, either voluntarily or by operation of law, by obtaining the prior written consent of the Lender.

7.5 Binding Effect. This Agreement shall become effective upon execution by both Parties. This Agreement shall be binding upon the Lender and the Borrower and their respective legal representatives and successors. All references herein to the Borrower shall be deemed to include any successors, whether immediate or remote.

7.6 Governing Law. This Agreement shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of Florida (but giving effect to federal laws applicable to national Lenders) applicable to contracts made and to be performed entirely within such state, without regard to conflict of laws principles.

7.7 Enforceability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

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7.8 Survival of Borrower Representations. All covenants, agreements, representations and warranties made by the Borrower herein shall, notwithstanding any investigation by the Lender, be deemed material and relied upon by the Lender and shall survive the making and execution of this Agreement, and shall be deemed to be continuing representations and warranties until such time as the Borrower has fulfilled all of its Obligations to the Lender, and the Loan Amount plus all accrued interest has been indefeasibly paid in full in cash. The Lender, in extending financial accommodations to the Borrower, is expressly acting and relying on the aforesaid representations and warranties.

7.9 Time of Essence. Time is of the essence in making payments of all amounts due the Lender under this Agreement and in the performance and observance by the Borrower of each covenant, agreement, provision and term of this Agreement.

7.10 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof.

7.11 Termination. This Agreement shall terminate automatically on the Maturity Date, or, may be terminated by the Lender prior to the Maturity Date, with no prepayment penalty, upon (a) any merger, consolidation, business combination or similar transaction involving the Borrower, and the Agreement shall terminate on the date of such event, and/or (b) any reason or no reason by giving to the Borrowed an early withdrawal notice sixty days prior to the withdrawal date, and the Agreement shall then terminate on the date of funds repayment by the Borrower to the Lender.

7.12 Notices. All correspondence, requests, demands and other communications hereunder shall be in writing (including, without limitation, notice by telecopy) and addressed to the Borrower or the Lender at the address shown for each party, respectively, below or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this subsection:

To the Lender: FUND X LLC, 3732 SW 30 Avenue, Suite 204, Fort Lauderdale, FL 33312

Telephone: (954) 663-1768

To the Borrower: Ameri Finance Inc., 6100 Hollywood Blvd, Suite 207, Hollywood, FL 33024

Telephone: (305) 542-2277

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All notices addressed as above shall be deemed to have been properly given (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and a confirmation of such facsimile has been received by the sender; (ii) if mailed by certified or registered mail, return receipt requested, postage prepaid, on the fifth (5th) day following the day such notice is deposited in any post office station or letter box; or (iii) if served in person or sent by recognized overnight courier, when delivered at the addresses specified in this Section. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

7.13 Costs, Fees and Expenses. Each Party shall pay all of its respective costs, fees and expenses incurred by such Party in connection with the negotiation, preparation, due diligence, consummation, collection of the Obligations or enforcement of this Agreement.

7.14 Taxes and Liabilities. Each Party shall pay all of its respective property and other taxes, and all governmental charges or levies against it, as well as claims of any kind which, if unpaid, could become a lien on any of its property; provided that the foregoing shall not require the Borrower or any Subsidiary to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP.

7.15 Indemnification. The Borrower agrees to defend (with counsel satisfactory to the Lender), protect, indemnify, exonerate and hold harmless each Indemnified Party from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and distributions of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party thereto, which shall also include, without limitation, reasonable attorneys’ fees and time charges of attorneys who may be employees of any Indemnified Party), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including, without limitation, securities laws, Environmental Laws, commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement, or any act, event or transaction related or attendant thereto, the preparation, execution and delivery of this Agreement, including the making or issuance and management of the Loans, the use or intended use of the proceeds of the Loans, the enforcement of the Lender’s rights and remedies under this Agreement, any other instruments and documents delivered hereunder, or under any other agreement between the Borrower and the Lender; provided, however, that the Borrower shall not have any obligations hereunder to any Indemnified Party with respect to matters determined by a court of competent jurisdiction by final and nonappealable judgment to have been caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and failing prompt payment, together with interest thereon at the Default Rate from the date incurred by each Indemnified Party until paid by the Borrower, shall be added to the Obligations of the Borrower.

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IN WITNESS WHEREOF, the Borrower and the Lender have executed this Loan Agreement as of the date first above written.

Lender:	Borrower:

/s/ Sergey Gurin	/s/ Ramin Farahmand
Sergey Gurin , Managing Member	Ramin Farahmand, President

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